UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2018

SCHOLAR ROCK HOLDING
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38501	82-3750435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Memorial Drive, 2nd Floor
Cambridge, MA 02139
(Address of principal executive offices, including zip code)

(857) 259-3860

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2018, Elan Z. Ezickson, the Company’s Chief Operating Officer and Head, Corporate Development, informed Scholar Rock, Inc., a subsidiary of Scholar Rock Holding Corporation (collectively, the “Company”), of his intention to retire from the Company effective December 31, 2018 (“Retirement Date”). Subject to the execution of a customary separation agreement and release, for a nine-month period following his Retirement Date, Mr. Ezickson will be eligible to participate in the Company’s health, dental and vision plans at the rate employees of the Company would otherwise pay.  Mr. Ezickson will also be entitled to receive a one-time payment of up to 100% of his target bonus for 2018 based on the achievement by the Company of its 2018 corporate objectives, to be paid at the time the Company customarily pays its annual bonuses.  On the Retirement Date, all of Mr. Ezickson’s unvested equity in Scholar Rock Holding Corporation will be fully accelerated and become vested.  In addition, Mr. Ezickson will have 180 days following the Retirement Date to exercise any option to purchase shares of Scholar Rock Holding Corporation’s common stock (in lieu of the typical 90-day period for exercisability).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: August 29, 2018	By:	/s/ Junlin Ho
Junlin Ho
VP, Head of Corporate Legal